Exhibit 3(b)

COLUMBUS SOUTHERN POWER COMPANY
CODE OF REGULATIONS
(Amended as of June 26, 2008)

ARTICLE I.

SHAREHOLDERS.

SECTION I. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held at such time and place, within or outside the State of Ohio, as may be designated in the notice of the meeting, on the second Tuesday following the fifteenth day of April of each year, if not a legal holiday, and if a legal holiday, then on the next Tuesday not a legal holiday, for the election of directors and the consideration of the reports to be laid before said meeting. Upon due notice there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as and shall be a special meeting. In the event the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose.

SECTION 2. Call of Meetings. Meetings of shareholders may be called by (a) the Chairman of the Board or the President of the Corporation, or, in case of the absence, death or disability of both, by any other officer authorized to exercise the powers of the chief executive officer, (b) a majority of the members of the Board of Directors acting with or without a meeting, (c) persons who hold 25% of all shares outstanding and entitled to vote thereat, or (d) such person or persons as the laws of Ohio or the Corporation's Amended Articles of Incorporation, as amended, shall at the time provide.

Except as at the time provided in the Corporation's Amended Articles of Incorporation, as amended, upon request in writing by registered mail or delivered in person to the President or Secretary of the Corporation by any person or persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled to notice of such meeting notice of a meeting to be held not less than 7 nor more than 60 days after the receipt of such request, as such officer may fix. If such notice shall not be given within 15 days after the delivery or mailing of such request, the person or persons requesting the meeting may fix the time of meeting and give notice in the manner provided in Section 3 of this Article I, or cause such notice to be so given by any designated representative.

SECTION 3. Notice of Meetings. Not less than 7 days nor more than 60 days before the date fixed for a meeting of shareholders, written notice of the time, place and purpose of such meeting shall be given by the Chairman of the Board, the President or the Secretary, or, in the absence, death or disability of all of them, by an Assistant Secretary, of the Corporation. Except as otherwise at the time provided by the laws of Ohio, the notice shall be served upon or mailed to each shareholder entitled to vote at or to notice of the meeting who is of record as of the day next preceding the day

*The name of the Corporation was changed from Columbus and Southern Ohio Electric Company to Columbus Southern Power Company on September 9, 1987.

on which notice is given, or if a record date therefor is fixed as provided in Section 5 of this Article I, of record as of said date; if mailed, the notice shall be directed to the shareholders at their respective addresses as they appear on the records of the Corporation. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by an announcement at the meeting at which such adjournment is taken.

SECTION 4. Waiver of Notice. Notice of the time, place and purpose of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder entitled to notice, which writing shall be filed with or entered upon the records of the meeting.

SECTION 5. Shareholders Entitled to Vote. Except as at the time provided in the Corporation's Amended Articles of Incorporation, as amended, the Board of Directors may fix a future date which shall be not more than 60 days preceding the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or any adjournments thereof, in which case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or any adjournments thereof, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against share transfers during the whole or any part of such period, including the time of such meeting or any adjournments thereof.

At any meeting of shareholders a list of shareholders entitled to vote, alphabetically arranged, showing the number and classes of shares held by each, shall be produced on the request of any shareholder, and such list shall be prima facie evidence of the ownership of shares and of the right of shareholders to vote, when certified by the Secretary or by the agent of the Corporation having charge of transfers of the shares.

SECTION 6. Voting. Except as at the time otherwise provided by the laws of Ohio or the Corporation's Amended Articles of Incorporation, as amended, every shareholder of record as of the day next preceding the date of the meeting or, if a record date for the determination of persons entitled to vote thereat is fixed as provided in Section 5 of this Article I, of record as of said date, shall be entitled at such meeting to one vote for each share then standing in his name on the books of the Corporation and on which no installment is overdue and unpaid.

If notice in writing is given by any shareholder entitled to vote to the President or a Vice President or the Secretary of the Corporation not less than 24 hours before the time fixed for holding a meeting for the election of directors that he desires that the voting at such election shall be cumulative, and if an announcement to such effect is made as provided by law, each shareholder shall have the right to cumulate his voting power and to give one candidate as many votes as the number of directors to be elected multiplied by the number of his votes equals or to distribute his votes on the same principle among two or more candidates, as he sees fit.

At all elections of directors, only persons nominated as candidates shall be eligible for election as directors, and the candidates receiving the greatest number of votes shall be elected.

In all other cases, except where otherwise at the time provided by the laws of Ohio, or the Corporation's Amended Articles of Incorporation, as amended, or these Regulations, a majority of the votes cast shall control.

SECTION 7. Proxies. Any person, entitled to attend a shareholders' meeting or to vote thereat or to assent or give consents in writing, may be represented at such meeting or vote thereat or assent or give consents in writing, as the case may be, or exercise any other of his rights, by proxy or proxies appointed by a writing signed by such person and, if intended for use at a shareholders' meeting, filed with the Secretary of the Corporation at or before such meeting. But no appointment of a proxy or proxies shall be valid after the expiration of eleven months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

Any signature on such appointment by writing believed by the Inspectors provided for in Section 8 of this Article to be genuine shall be deemed to be the signature of the person whose name is signed thereon, and the falsity of such signature shall in no manner impair the validity of such instrument or of any vote or action taken at such meeting, provided that such person shall not have previously filed with the Secretary of the Corporation his authorized signature guaranteed by a reputable bank or trust company.

In all other respects, the statutes of Ohio relating to proxies shall govern.

SECTION 8. Inspectors of Election. The Board of Directors of the Corporation may, by resolution adopted at a meeting of the Board of Directors held in advance of any meeting of shareholders, appoint three Inspectors of Election to act at such meeting of shareholders or any adjournment thereof. If Inspectors of Election are not so appointed, the officer or person acting as chairman of any such shareholders' meeting shall make such appointment. In case any person appointed as an Inspector of Election shall fail or refuse to appear or to act, the vacancy may be filled by appointment made at the shareholders' meeting by the officer or person acting as chairman.

The decision, act or certificate of a majority of the Inspectors of Election shall be effective in all respects as the decision, act or certificate of all.

The Inspectors of Election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents and consents, determine and announce the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders of the Corporation.

On request, the Inspectors of Election shall make a report in writing of any challenge, question or matter determined by them and make and execute a certificate of any fact found by them.

Any certificate of the Inspectors of Election shall be prima facie evidence of the facts stated therein and on the vote as certified by them.

No Inspector of Election need be a shareholder of the Corporation.

SECTION 9. Quorum. Except as otherwise specified by law or by the Amended Articles of Incorporation, as amended, of the Corporation, to constitute a quorum at any meeting of shareholders called for any purpose, there shall be present in person or represented by proxy the holders of shares entitling them to exercise a majority of the voting power of the Corporation on the proposals to be submitted at such meeting, or, if the vote is to be taken by classes, the holders of shares of each class entitling them to exercise a majority of the voting power of that class.

If there be no quorum at the time when and the place where any such meeting is called to be held, the holders of shares entitling them to exercise a majority of the voting power present in person or represented by proxy may adjourn from time to time without notice other than by announcement at the meeting until a quorum exists. No business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted at the original meeting.

SECTION 10. Action without Meeting. Any action which, under any provision of the laws of Ohio or the Articles of Incorporation of the Corporation or these regulations, may be taken at any meeting of shareholders may be taken without a meeting if authorized in writing by all the shareholders who would be entitled to notice of a meeting for such purpose.

SECTION 11. Accounts and Reports to Shareholders. The Board of Directors shall cause to be kept and maintained adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares. Except for unreasonable or improper purposes, the books of account,  list of shareholders and their addresses, records of the issuance and transfer of shares, voting trust agreements, if any are filed, and the minutes of meetings of the shareholders and directors shall be open to the inspection of every shareholder at all reasonable times, provided, however, that any shareholder may be required by the officers of the Corporation to satisfy them and/or the Board of Directors that the information sought by such inspection is desired in good faith and will not be used to the detriment of the Corporation.

At the annual meeting or meeting held in lieu thereof at which directors are to be elected, the Corporation shall lay before the shareholders a financial statement consisting of the matters required by the statutes of Ohio then in effect, to which shall be appended a certificate, signed by the President or a Vice President of the Corporation or by a firm of public accountants, to the effect required by such statutes.

Upon the written request of any shareholder made within 60 days after notice of any such meeting shall have been given, the Corporation shall promptly mail to such shareholder a copy of such financial statement.

ARTICLE II.

BOARD OF DIRECTORS.

SECTION 1. Powers, Number and Term of Office. All the capacity of the Corporation shall be vested in and all its authority, except as otherwise provided in the General Corporation Act of the State of Ohio or the Articles of Incorporation in regard to action required to be taken, authorized or approved by the shareholders, shall be exercised by a Board of Directors, which shall manage and conduct the business of Corporation, and which shall consist of not less than three nor more than fifteen persons. The number of directors determined within the limits aforesaid may be increased or reduced by action of the Board of Directors upon the vote of a majority of the Board at a meeting or by action without a meeting or by the vote of the holders of record of shares entitling them to exercise a majority of the voting power present in person or by proxy at any meeting for the election of directors. At least one director must be a citizen of the State of Ohio, unless otherwise provided in the Articles. The directors shall be elected at the annual meeting of shareholders of the Corporation or, if not so elected, at a special meeting of the shareholders called for that purpose, and shall hold office for one year and until their successors are elected and qualified, subject, however, to the provisions of Section 4 of this Article with respect to vacancies.

SECTION 2. Changes in Number of Directors. The Board of Directors may be increased or reduced by action of the Board of Directors upon the vote of a majority of the Board at a meeting or by action without a meeting or by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation at elections of directors at a special meeting called for the purpose of increasing or reducing the Board of Directors, but no reduction shall have the effect of removing any director prior to the expiration of his term of office without his written consent.

SECTION 3. Qualifications of Directors. Directors need not be shareholders of the Corporation. Within sixty days after his election, each director shall qualify either (a) by accepting in writing his election as a director, or, (b) by acting at a meeting of the Board of Directors.

SECTION 4. Vacancies. In the event of the failure of a director to so qualify or maintain his qualification, or in the event of his being declared of unsound mind by order of court, or in the event of his being adjudicated a bankrupt, his office may be declared vacant by the Board of Directors. The office of a director shall become vacant if he dies or resigns. A vacancy or vacancies in the Board of Directors shall be deemed to exist if the number of directors is increased by the Board of Directors.

Any vacancy in the membership of the Board of Directors may be filed for the unexpired term by the affirmative vote of the majority of the remaining directors, though less than a majority of the whole Board. Within the meaning of this section, a vacancy or vacancies shall also be deemed to exist in case the shareholders or Board of Directors shall increase the authorized number of directors but shall fall at the meeting at which such increase is authorized, or at an adjournment thereof, to elect the additional directors so provided for, or in case the shareholders or Board of Directors fall at any time to elect the full number of authorized directors. Any reduction in the number of directors to less than the number of directors then in office shall become effective upon the resignation, removal from office, death or expiration of the term of any incumbent director.

SECTION 5. Meetings. Meetings of the Board of Directors may be held at any time within or without the State of Ohio.

The Board of Directors may by resolution provide for regular meetings to be held at such times and places as it may determine, and such meetings may be held without further notice.

Special meetings of the Board of Directors may be called by the Chairman of the Board or the President or an Executive Vice President (if a member of the Board of Directors) of the Corporation, or by not less than one-third of the directors. Notice of the time and place of such meeting shall be served upon or telephoned or telegraphed to each director at least twenty-four hours, or mailed (including electronic mail) to each director at his address as shown by the books of the Corporation at least forty-eight hours, prior to the time of the meeting. Notice of the time and place of any meeting of directors may be waived by any director either before, at or after the meeting by his written assent filed with or entered upon the record of the meeting. (As amended 6/26/08)

SECTION 6. Quorum. One-third of the Board of Directors shall be necessary to constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall attend. The act of  one-third of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. (As amended 6/26/08)

SECTION 7. Fixing of Record Dates. The Board of Directors may fix a time not exceeding 60 days preceding the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or (subject to contract rights with respect thereto) the date when any change or conversion or exchange of shares shall be made or go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend, distribution, or allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may also close the books of the Corporation against transfers of shares during the whole or any part of such period.

SECTION 8. Committees. The Board of Directors may from time to time appoint certain of its members to act in the intervals between meetings of the Board as a committee, and may delegate to such committee powers and/or duties to be exercised and/or performed under the control and direction of the Board.

In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee of not less than three members. During the intervals between meetings of the Board of Directors the Executive Committee, unless restricted by resolution of the Board, shall possess and may exercise under the control and direction of the Board all of the powers of the Board of Directors in the management and control of the business of the Corporation. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter and shall be subject to revisions or rescission by the Board, provided, however, that rights of third parties shall not be adversely affected by any such action of the Board.

In every case the affirmative vote of a majority, or the consent of all of the members, of the Executive Committee shall be necessary for the approval of any action, but action may be taken by the Committee without a formal meeting or written consent. The Committee shall meet at the call of any member thereof and shall keep a written record of all actions taken by it.

The Board of Directors may adopt by-laws for its own government not inconsistent with the Articles of Incorporation of the Corporation or this Code of Regulations.

ARTICLE III.

OFFICERS.

SECTION 1. Officers. The Corporation shall have a President, a Secretary, a Treasurer and a Controller, all of whom shall be employees (or employees of an affiliate) and chosen by the Board of Directors. The Corporation may also have a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, one or more Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and other officers, as determined from time to time by the Board of Directors, each of whom shall be chosen by the Board of Directors. The Chairman of the Board of Directors, the Vice Chairman of the Board of Directors and the President shall be chosen from the membership of the Board of Directors. All officers shall hold office for one year and until their successors are chosen and qualified, unless otherwise specified by the Board of Directors. (As amended 6/26/08)

Any two or more offices may, in the discretion of the Board of Directors, be held at the same time by the same person, except that the following offices may not be held at the same time by the same person:

(a)           Chairman and Vice Chairman of the Board of Directors.
(b)           President and Vice Chairman of the Board of Directors.
(c)           President and any Executive Vice President or Vice President.
(d)           Treasurer and Controller.

No officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by this Code of Regulations or by the By-Laws of the Board of Directors to be executed, acknowledged or verified by any two or more officers.

SECTION 2. Chairman of the Board. The Chairman of the Board shall be an employee of the Corporation, or of an affiliate or of its Parent Company and may, at the discretion of the Board of Directors, be designated as the chief executive officer of the Corporation. When serving as chief executive officer, subject to the control of the Board of Directors, the Chairman of the Board shall have general charge and authority over the business of the Corporation, and shall from time to time make such reports of the business of the Corporation as the Board of Directors may require, and shall make a report of the business of the Corporation for the preceding fiscal year to the shareholders at each annual meeting. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders. The Chairman of the Board shall perform such other duties and have such other powers as are assigned to him by the Board of Directors. (As amended 6/26/08)

SECTION 3. Vice Chairman of the Board. The Vice Chairman of the Board shall assist the Chairman of the Board in the duties of presiding over and reporting to meetings of the Board of Directors and of shareholders. In the absence of the Chairman of the Board, the Vice Chairman shall function as presiding officer at meetings of the Board of Directors and of shareholders. The Vice Chairman of the Board shall perform such other duties and have such other powers as are assigned to him by the Board of Directors.

SECTION 4. President. The President may, at the discretion of the Board of Directors, be chosen to serve as Chairman of the Board. If not so chosen, he shall perform the duties and have the powers of the Chairman of the Board during the absence or disability of the Chairman or if there be no chairman, except that the Vice Chairman of the Board, if any, will preside at all meetings of the Board of Directors and of shareholders in the absence of the Chairman. The President may be designated by the Board of Directors as the chief executive officer or such other designation as may be determined by the Board. In the event that the Chairman of the Board is not designated as the chief executive officer, the President shall be the chief executive officer. When serving as the chief executive officer, subject to the control of the Board of Directors, the President shall have general charge and authority over the business of the Corporation, and shall from time to time make such reports of the business of the Corporation as the Board of Directors may require, and shall make a report of the business of the Corporation for the preceding fiscal year to the shareholders at each annual meeting. The President shall perform such other duties and have such other powers as are assigned to or vested in him by the Board of Directors.

SECTION 5. Executive Vice President. The Executive Vice President, or if there be more than one, the Executive Vice Presidents, in the order designated (or, if not designated, in the order of election), shall perform the duties and shall have and exercise the powers of the President in the absence or disability of the President. The Executive Vice Presidents shall perform such other duties and shall have and exercise such other powers as may be assigned to or vested in them by the Board of Directors.

SECTION 6. Vice President. The Vice President, or if there be more than one, the Vice Presidents, in the order designated (or if not designated, in the order of election), and any Assistant Vice Presidents shall perform such duties, shall have such designations or such additional titles (as for example, Senior Vice President, Corporate Vice President, Group Vice President or others) and shall have and exercise such powers as may be assigned to or vested in them by the Board of Directors.

SECTION 7. Secretary. The Secretary or, in his absence or disability, the Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries, in the order designated (or, if not designated, in the order of election), shall issue notices of all meetings for which notice is required to be given, and shall keep the minutes of all meetings, shall have charge of the corporate seal and corporate record books, and shall cause to be prepared for each meeting of shareholders the list of shareholders referred to the Section 5 of Article I hereof. The Secretary shall mail to requesting shareholders copies of the financial statements mentioned in Section 11 of Article I hereof. The Secretary and any Assistant Secretary shall have such other powers and perform such other duties as are assigned to or vested in them by the Board of Directors.

SECTION 8. Treasurer. The Treasurer or, in his absence or disability, the Assistant Treasurer, if any, or, if there be more than one, the Assistant Treasurers, in the order designated (or, if not designated, in the order of election), shall be responsible for the receipt, custody and disbursement of all monies and securities of the Corporation; shall deposit funds of the Corporation in the name of the Corporation in such depositaries as the Board of Directors may from time to time designate; shall maintain adequate and correct records of the Corporation's receipts, securities and disbursements; shall administer the financial policies of the Corporation as approved by the Board of Directors. The Treasurer and any Assistant Treasurer shall have such other powers and perform such other duties as are assigned to or vested in them by the Board of Directors.

SECTION 9. Controller. The Controller or, in his absence or disability, the Assistant Controller, if any, or, if there be more than one, the Assistant Controllers, shall have such powers and perform such duties as are assigned to or vested in them by the Board of Directors.

SECTION 10. Other Officers. Other officers of the Corporation shall have such powers and duties as may be assigned to or vested in them by the Board of Directors.

SECTION 11. Authority to Sign Instruments. Share certificates shall be signed and/or countersigned as hereinafter in Article V provided. Except as otherwise specifically provided by the Board of Directors of the Corporation, checks, notes, drafts, contracts or other instruments authorized by the Board of Directors may be executed and delivered on behalf of the Corporation by the Chairman of the Board, the President, an Executive Vice President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation.

SECTION 12. Compensation. The Board of Directors is authorized to determine or provide the method of determining the compensation of all officers of the Corporation.

ARTICLE IV.

INDEMNIFICATION.

SECTION 1. Actions by Third Parties. To the fullest extent permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (formal or informal), whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that such person, such person's testator or intestate, is or was a director, officer, or employee of the Corporation, or of any subsidiary or affiliate of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, partner, or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, decrees, fees (including excise taxes), penalties, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding and all expenses and attorneys' fees incurred in successfully asserting a claim for indemnification pursuant to this Section 1, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

SECTION 2. Actions By or In the Right of the Corporation. To the fullest extent permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action or suit, including any appeals, by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, such person's testator or intestate, is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, partner, or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit and all expenses and attorneys' fees incurred in successfully asserting a claim for indemnification pursuant to this Section 2, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any of the following:

(a)
any claim, issue, or matter as to which such person is finally adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b)	any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

SECTION 3. Method of Determining Whether Standards for Indemnification Have Been Met. In any case in which a director, officer or employee of the Corporation (or a representative of the estate of such director, officer or employee) requests indemnification, upon such person's request, the Board of Directors shall meet within sixty (60) days thereof to determine whether such person is eligible for indemnification in accordance with the standards set forth in Sections 1 and 2 of this Article IV. Such determination shall be made as follows:

(a)        by a majority vote of a quorum consisting of directors who were not and are not parties to or threatened with the action, suit or proceeding in respect of             which indemnification is sought; or

(b)
if the quorum described in division (a) of this Section 3 is not obtainable or if a majority vote of such quorum so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, or any person to be indemnified, within the past five years; or

(c)        by the shareholders; or

(d)	by the court of common pleas or the court in which such action, suit or proceeding was brought; or

(e)	if the person seeking indemnification is neither a director nor an officer of the Corporation, by the Chairman of the Board.

Notification of any determination made by the disinterested directors under division (a) of this Section 3 or by independent legal counsel under division (b) of this Section 3 shall be delivered as required by the Ohio Revised Code. Notwithstanding the foregoing, a determination of eligibility for indemnification may be made in any manner permitted by law.

SECTION 4. Advancement of Expenses. To the fullest extent permitted by law, the Corporation shall promptly advance expenses, including attorneys' fees, as they are incurred by any person who was or is a party or threatened to be made a party to any threatened, pending, or completed action, suit or proceeding (formal or informal), whether civil, criminal, administrative or investigative, including all appeals and whether by or in the right of the Corporation or otherwise, by reason of the fact that such person, such person's testator or intestate, is or was a director, officer or employee of the Corporation, or of any subsidiary or affiliate of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, partner, or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, upon request of such person and receipt of an undertaking by or on behalf of such director, officer or employee to repay amounts advanced to the extent that it is ultimately determined that such person was not eligible for indemnification in accordance with the standards set forth in Sections 1 and 2 of this Article IV.

SECTION 5. Contract Rights; Non-exclusivity of Indemnification; Contractual Indemnification. The foregoing provisions of this Article IV shall be deemed to be a contract between the Corporation and each director, officer or employee of the Corporation, or its subsidiaries or affiliates, and any modification or repeal of this Article IV or such provisions of the Ohio General Corporation Law shall not diminish any rights or obligations existing prior to such modification or repeal with respect to any action or proceeding theretofore or thereafter brought; provided, however, that the right of indemnification provided in this Article IV shall not be deemed exclusive of any other rights to which any director, officer or employee of the Corporation may now be or hereafter become entitled apart from this Article IV, under any applicable law including the Ohio General Corporation Law. Irrespective of the provisions of this Article IV, the Board of Directors may, at any time or from time to time, approve indemnification of directors, officers, employees or agents to the full extent permitted by the Ohio General Corporation Law at the time in effect, whether on account of past or future actions or transactions. Notwithstanding the foregoing, the Corporation shall enter into such additional contracts providing for indemnification and advancement of expenses with directors, officers or employees of the Corporation or its subsidiaries or affiliates as the Board of Directors shall authorize, provided that the terms of any such contract shall be consistent with the provisions of the Ohio General Corporation Law.

SECTION 6. Miscellaneous Provisions. As used in this Article IV, the term "employee" shall include, without limitation, any employee, including any professionally licensed employee, of the Corporation. Such term shall also include, without limitation, any employee, including any professionally licensed employee, of a subsidiary or affiliate of the Corporation who is acting on behalf of the Corporation.

The indemnification provided by this Article IV shall be limited with respect to directors, officers and controlling persons to the extent provided in any undertaking entered into by the Corporation or its subsidiaries or affiliates, as required by the Securities and Exchange Commission pursuant to any rule or regulation of the Securities and Exchange Commission now or hereafter in effect.

The Corporation may purchase and maintain insurance on behalf of any person described in this Article IV against any liability which may be asserted against such person whether or not the Corporation would have the power to indemnify such per-son against such liability under the provisions of this Article IV or otherwise.

If any provision of this Article IV shall be found to be invalid or limited in application by reason of any law, regulation or proceeding, it shall not affect any other provision or the validity of the remaining provisions hereof.

The provisions of this Article IV shall be applicable to claims, actions, suits or proceedings made, commenced or pending after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

ARTICLE V.

CERTIFICATES.

SECTION 1. Share Certificates. The shares of the corporation’s stock may be certificated or uncertificated, as provided for under Ohio law, and shall be entered in the books of the corporation and registered as they are issued. Shares of stock of the corporation may be transferred on the books of the corporation in the manner provided by law and, except by the order of a court in some proper proceeding, only upon (i) surrender to the corporation or its transfer agent of a certificate representing shares, duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, with such proof of the authenticity of the signature as the corporation or its agents may reasonably require in the case of shares evidenced by a certificate or certificates or (ii) receipt of transfer instructions from the registered owner of uncertificated shares reasonably acceptable to the corporation.

Share certificates shall be in such form as shall be approved by the Board of Directors, signed by the Chairman of the Board or by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, evidencing the number and class of full shares held of record by said shareholder in the Corporation and fully paid; provided, however, that when any such certificate is countersigned by a transfer agent who is not an employee of the Corporation or by a transfer clerk and by a registrar, the signatures of such Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and the seal of the Corporation upon such certificate may be facsimiles, engraved, stamped or printed. (As amended June 26, 2008)

SECTION 2. Transfer and Registration. The Board of Directors shall have authority to make such rules and regulations as it deems expedient concerning the issuance, transfer and registration of share certificates and may appoint transfer agents and registrars thereof.

SECTION 3. Substituted Share Certificates. In case any share certificate is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issuance of a new share certificate in lieu thereof upon such terms and conditions as it may deem advisable.

ARTICLE VI.

CORPORATE SEAL.

SECTION 1. Corporate Seal. The seal of the Corporation shall be circular in form with the words "Columbus Southern Power Company" stamped around the margin, and the word "Seal" stamped across the center.

ARTICLE VII.

AMENDMENTS.

SECTION 1. Amendments. The Code of Regulations of the Corporation may be amended, changed or added to either at any meeting of the shareholders by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise two-thirds of the voting power on such proposal, provided, however, that in the event the Regulations are amended, changed or added to otherwise than by vote as aforesaid, all shareholders shall be immediately notified of such amendment.

If an amendment or addition to the Code of Regulations of the Corporation is adopted by written consent without a meeting of the shareholders, the Secretary shall enter the amendment or addition in the records of the Corporation and mail a copy of such amendment or addition to each shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof.  The Code of Regulations may also be amended, changed or added to at any meeting of the Board of Directors by an affirmative vote of two-thirds (2/3) of all directors, if notice of the proposed change has been delivered or mailed to the directors in advance of the meeting, or if all directors are present, or if all not present assent in writing to such change. (As amended April 29, 2008).

BY-LAWS OF DIRECTORS

COLUMBUS SOUTHERN POWER COMPANY

ARTICLE I.

MEETINGS

The Board of Directors shall meet annually at the principal office of the Corporation in Columbus, Ohio, following the annual meeting of shareholders in each year, without notice other than that constituted hereby, for the purpose of electing officers, members of the Executive Committee, and such other purposes as may properly come before the meeting.

ARTICLE II.

EXECUTIVE COMMITTEE

Subject to the provisions of Section 8 of Article II of the Code of Regulations of the Corporation, the management and control of the business of the Corporation shall be vested in an Executive Committee composed of four members elected by the Board of Directors. Any vacancy in the Executive Committee caused by death, resignation or otherwise shall be filled by the Board of Directors.

The Executive Committee shall appoint a Secretary, who shall keep full records of the meetings thereof and report the same to the Board of Directors at the next meeting of such Board.

ARTICLE III

RETIREMENT

SECTION 1. Age Limit.  No person shall be eligible for election as a Director of the Corporation if at the time of such election that person has reached the age of 70. Persons serving as Directors at the time of their 70th birthday may continue to serve until the next annual meeting of the shareholders, at which time they will not stand for reelection.

SECTION 2. Director Emeritus.  Any person who has served meritoriously as a Director of the Corporation for ten or more years, and is serving as a Director upon reaching the age of 70, may be designated by the Board of Directors as a Director Emeritus at the time of his Retire-merit from the Board. A person designated as a Director Emeritus may retain that designation for a period not to exceed two years from the date of such designation. Any Directors Emeritus shall be notified of and be entitled to attend and participate in discussions at all meetings of the Board of Directors, but neither his presence nor absence shall be counted in determining whether a quorum is present at any such meeting and he shall not be entitled to vote on any question presented to such a meeting.

ARTICLE IV.

COMPENSATION

Directors of the Corporation shall be compensated for their services in the manner and mounts established by a majority vote of the entire Board of Directors. A Director Emeritus may be compensated for advisory service and attendance at meetings in the manner and amounts established by the Board of Directors, but in no event to exceed the amount of compensation to a voting Director. Both Directors and Directors Emeritus shall be reimbursed for reasonable expenses of travel, lodging and meals in connection with actual attendance at meetings.

ARTICLE V.

AMENDMENTS

These By-Laws may be amended or repealed by a majority of the Board of Directors.